UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):
May 10, 2016

United States Steel Corporation
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(Exact name of registrant as specified in its charter)

Delaware	1-16811	25-1897152
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(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Grant Street, Pittsburgh, PA	15219-2800
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(Address of principal executive offices)	(Zip Code)

(412) 433-1121
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(Registrant's telephone number,
including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 8.01.     Other Events.

On May 10, 2016, the Corporation issued a notice of redemption to the holders of all of its outstanding 6.05% Senior Notes due June 1, 2017 (the “2017 Notes”), at the redemption price of 100% of the principal amount thereof plus a “make-whole” redemption premium to be calculated as provided in the provisions of the base indenture, dated as of May 21, 2007, as supplemented by the first supplemental indenture dated as of May 21, 2007 (as so supplemented, the “2017 Notes Indenture”), between the Corporation and The Bank of New York Mellon (formerly known as The Bank of New York). The redemption is expected to occur on June 9, 2016.
Also on May 10, 2016, the Corporation commenced an issuer tender offer for up to an aggregate principal amount of $500 million of its outstanding 7.000% Senior Notes due February 1, 2018, 7.375% Senior Notes due April 1, 2020 and 6.875% Senior Notes due April 1, 2021 (together, the “Tender Notes”). The tender offer is expected to expire on June 7, 2016, unless earlier terminated, and the expected final settlement date is June 8, 2016. The Corporation issued a press release on May 10, 2016 announcing the tender offer, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy the 2017 Notes, the Tender Notes, or any security, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.
ITEM 9.01.     Financial Statements and Exhibits.
(d)     Exhibits.

Exhibit Number	Description
99.1	Press release, dated May 10, 2016.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES STEEL CORPORATION

By: /s/ Colleen M. Darragh
Name: Colleen M. Darragh
Title: Vice President and Controller

Dated: May 11, 2016

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